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                                                                    EXHIBIT 4.7


                                                                 EXECUTION COPY

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                              CENVEO CORPORATION
                        (f/k/a MAIL-WELL I CORPORATION)

                   the GUARANTORS named in Schedule I hereto

                                      and

                        U.S. BANK NATIONAL ASSOCIATION,
                                  as Trustee

                   ----------------------------------------

                         THIRD SUPPLEMENTAL INDENTURE
                        Supplementing the Indenture of
                               February 4, 2004

                   ----------------------------------------

                           Dated as of March 7, 2007

                  7 7/8% SENIOR SUBORDINATED NOTES DUE 2013

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         THIS THIRD SUPPLEMENTAL INDENTURE, dated as of March 7, 2007, is among Cenveo Corporation, a Delaware corporation (f/k/a Mail-Well I Corporation) (the "COMPANY"), the Guarantors (as defined herein) listed on
Schedule I hereto (each a "GUARANTOR" and collectively the "GUARANTORS"), and U.S. Bank National Association, as trustee (the "TRUSTEE").

         WHEREAS, in connection with the issuance by the Company of its 7 7/8% Senior Subordinated Notes due 2013 (the "NOTES"), in the aggregate principal amount of $320,000,000, the Company and the Trustee entered into an indenture dated as of February 4, 2004 (as supplemented by the First Supplemental Indenture dated as of June 21, 2006 and the Second Supplemental Indenture dated as of August 11, 2006, the "INDENTURE"); and

         WHEREAS, Section 9.01 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes without the consent of any holder of any outstanding Notes; and

         WHEREAS, the Company has authorized the execution and delivery of this Third Supplemental Indenture; and

         WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee have been done.

         NOW THEREFORE, WITNESSETH, that, for and in consideration of the premises, and in order to comply with the terms of Section 4.15 and Article Nine of the Indenture, the Company agrees with the Guarantors and the Trustee as follows:

                                  ARTICLE 1.
                            ADDITION OF GUARANTORS

SECTION 1.01. ADDITIONAL GUARANTORS

         Effective as of the Operative Date (as hereinafter defined), in accordance with the terms of the Indenture, each of RX JV Holding, Inc., PC Ink Corp., Printegra Corporation, Cadmus Printing Group, Inc., Washburn Graphics, Inc., Cadmus Journal Services, Inc., Cadmus Financial Distribution, Inc., Cadmus Technology Solutions, Inc., Garamond/Pridemark Press, Inc., Cadmus Delaware, Inc., Cadmus UK, Inc., Expert Graphics, Inc., Cadmus Government Publication Services, Inc., Cadmus Marketing Group, Inc., American Graphics, Inc., Cadmus Direct Marketing, Inc., Cadmus Interactive, Inc., Cadmus Marketing, Inc., Cadmus/O'Keefe Marketing, Inc., Old TSI, Inc., Cadmus Investments, LLC, Port City Press, Inc., Science Craftsman Incorporated, Cadmus International Holdings, Inc., CDMS Management, LLC, Vaughan Printers Inc. and VSUB Holding Company (each an "ADDITIONAL GUARANTOR" and collectively the "ADDITIONAL GUARANTORS") hereby agrees (a) to become a Guarantor in respect of the Notes and the other obligations of the Company guaranteed by the Guarantors pursuant to Article 11 of the Indenture, with the same force and effect as if it were an original party to the Indenture in such capacity,
(b) that each reference in the Indenture to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and (c) to be obligated and bound by all the terms, provisions and covenants under the Indenture (including, without limitation, Article 11 thereof) which are binding on a Guarantor.


         The obligations of the Additional Guarantors to the Holders of the Notes and to the Trustee pursuant to the Note Guarantee are expressly subordinated to the extent set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of such subordination.

                                  ARTICLE 2.
                                 MISCELLANEOUS

SECTION 2.01. OPERATIVE DATE

         This Third Supplemental Indenture is effective when executed (the "OPERATIVE DATE").

SECTION 2.02. COUNTERPART ORIGINALS

         The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together shall constitute the same agreement.

SECTION 2.03. GOVERNING LAW

         This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

SECTION 2.04. TRUSTEE'S DISCLAIMER

         The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.


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         IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed, all as of the date and year first written above.

                                        CENVEO CORPORATION


                                      By: /s/ Sean S. Sullivan
                                          -------------------------------
                                      Name:   Sean S. Sullivan
                                      Title:  Chief Financial Officer


                                        EACH ENTITY LISTED ON SCHEDULE
                                        I HERETO



                                      By: /s/ Sean S. Sullivan
                                          -------------------------------
                                      Name:   Sean S. Sullivan
                                      Title:  Chief Financial Officer

                                        U.S. BANK NATIONAL ASSOCIATION

                                      By: /s/ Susan Freedman
                                          -------------------------------
                                      Name:   Susan Freedman
                                      Title:  Vice President


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                                  SCHEDULE I

Cenveo, Inc.
Discount Labels, LLC
Cenveo Alberta Finance LP
Cenveo Government Printing, Inc.
Cenveo Services, LLC
McLaren Morris & Todd Company
MM&T Packaging Company
Cenveo Commercial Ohio, LLC
Cenveo Resale Ohio, LLC
Cenveo Omemee LLC
Colorhouse China, Inc.
MMTP Holdings, Inc.
CRX JV, LLC
CRX Holding, Inc.
Rx Technology Corp.
RX JV Holding, Inc.
PC Ink Corp.
Printegra Corporation
Cadmus Printing Group, Inc.
Washburn Graphics, Inc.
Cadmus Journal Services, Inc.
Cadmus Financial Distribution, Inc.
Cadmus Technology Solutions, Inc.
Garamond/Pridemark Press, Inc.
Cadmus Delaware, Inc.
Cadmus UK, Inc.
Expert Graphics, Inc.
Cadmus Government Publication Services, Inc.
Cadmus Marketing Group, Inc.
American Graphics, Inc.
Cadmus Direct Marketing, Inc.
Cadmus Interactive, Inc.
Cadmus Marketing, Inc.
Cadmus/O'Keefe Marketing, Inc.
Old TSI, Inc.
Cadmus Investments, LLC
Port City Press, Inc.
Science Craftsman Incorporated
Cadmus International Holdings, Inc.
CDMS Management, LLC,
Vaughan Printers Inc.
VSUB Holding Company